EXHIBIT 21
Emmis Communications Corporation
Listing of Subsidiaries

Incorporation Date	Legal Name	FEIN	Organization	Qualified	Principal Place of Business
7/17/1986	Emmis Communications Corporation	35-1542018	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
5/30/2001	Emmis Operating Company	35-2141064	IN	CA, HI, IL, IN, OH,TX	40 Monument Circle, #700, Indianapolis, IN 46204
7/3/1986	Emmis Radio, LLC[1]	35-1705332	IN	CA, IL, IN, MO, NJ, NY	40 Monument Circle, #700, Indianapolis, IN 46204
7/17/1998	Emmis Television Broadcasting, L.P.[2]	35-2051031	IN	LA	40 Monument Circle, #700, Indianapolis, IN 46204
3/23/1998	Emmis Publishing, L.P.[3]	35-2039702	IN	CA, IL, IN, OH, GA,NY, TX	40 Monument Circle, #700, Indianapolis, IN 46204
2/20/1998	Emmis Indiana Broadcasting, L.P.[4]	35-2039701	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
5/1/1997	Emmis International Broadcasting	35-2014974	CA	CA	40 Monument Circle, #700, Indianapolis, IN 46204
Corporation
12/15/2006	Emmis International Holding B.V.		Netherlands	Netherlands	Strawinskylaan 3105 Atrium, 1077 ZX Amsterdam
12/15/2006	Emmis Netherlands B.V.		Netherlands	Netherlands	Strawinskylaan 3105 Atrium, 1077 ZX Amsterdam
7/9/1997	Slager Radio Co. PLtd. (59.5%)		Hungary	Hungary	3500 W. Olive Ave., #1450, Burbank, CA 91505-4604
7/9/1997	Slager Radio Sales Ltd.		Hungary	Hungary	3500 W. Olive Ave., #1450, Burbank, CA 91505-4604
2/18/1997	D’Expres, a.s		Slovakia	Slovakia	Lamackska cesta 3, 841 04 Bratislava, Slovak Republic, BIN 35 709 651
7/17/2000	Expres Media s.r.o.		Slovakia	Slovakia	Lamackska cesta 3, 841 04 Bratislava, Slovak Republic, BIN 35 709 651
4/27/2001	Expres Net a.s.		Slovakia	Slovakia	Lamackska cesta 3, 841 04 Bratislava, Slovak Republic, BIN 35 709 651
7/30/2003	Emmis Belgium Broadcasting NV		Belgium	Belgium	Assesteenweg 65, B - 1740 Ternat
10/19/1992	Emmis Bulgarian Broadcasting AD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 - 8, Mladost - 1, Sofia, Bulgaria
10/12/2007	Balkan Broadcasting EAD		Bulgaria	Bulgaria	82, Patriarch Evtimii Blvd., Sofia
10/12/2007	Infopress & Co. OOD		Bulgaria	Bulgaria	1 Alexander Jendov Blvd., 1113, Sofia
2/22/1991	Radio FM & JSC		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 - 8, Mladost - 1, Sofia, Bulgaria
3/26/1993	TRELI OUD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 - 8, Mladost - 1, Sofia, Bulgaria
12/4/2001	94.6 FM & Radio Varna OOD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 - 8, Mladost - 1, Sofia, Bulgaria
10/19/1999	99.6 FM & Radio Blagoevgard OOD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 - 8, Mladost - 1, Sofia, Bulgaria
4/22/1999	94.1 FM & Radio Bourgas EOOD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 - 8, Mladost - 1, Sofia, Bulgaria
7/30/1998	ORFEI Media FM OOD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 - 8, Mladost - 1, Sofia, Bulgaria
12/28/2000	Radio SVIAT EOODO		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 - 8, Mladost - 1, Sofia, Bulgaria
8/15/1998	Emmis Meadowlands Corporation	35-1756647	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
8/13/1988	Emmis Publishing Corporation	35-1748335	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
7/22/2004	Emmis Television License, LLC[5]	20-1402053	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
7/22/2004	Emmis Radio License, LLC[6]	20-1402022	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
9/23/1997	Emmis License Corporation of New York[6]	95-4662857	CA	CA	3500 W. Olive Ave., #1450, Burbank, CA 91505-4604
9/23/1997	Emmis Radio License Corporation of New York[6]	95-4662859	CA	CA	3500 W. Olive Ave., #1450, Burbank, CA 91505-4604
9/20/2005	Emmis Ventures, Inc.	20-3525489	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
2/28/2002	Mediatex Communications Corporation	33-0995649	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
2/28/2002	Los Angeles Magazine Holding Company, Inc.	33-0995648	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
7/29/1997	Radio Austin Management, L.L.C.	74-2845559	TX	TX	40 Monument Circle, #700, Indianapolis, IN 46204
7/29/1997	Emmis Austin Radio Broadcasting	74-2845562	TX	TX	40 Monument Circle, #700, Indianapolis, IN 46204
Company, L.P.
10/19/2004	CIUDAD, LLC	83-0413925	IN	IN, CA	40 Monument Circle, #700, Indianapolis, IN 46204
5/7/1992	Orange Coast Kommunications, Inc.	33-0514054	DE	DE, CA	Three Christina Centre, 201 N.Walnut Street, Wilmington, DE
11/13/2007	Emmis Interactive, Inc.	74-3247501	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204

Footnotes

*	Emmis Communications Corporation directly or indirectly owns 100% of all entities except as otherwise noted.

[1]	Emmis Radio, LLC operates all our radio stations except for the stations held by Emmis Indiana Broadcasting, L.P. and Emmis Austin Radio Broadcasting Company, L.P.

[2]	Emmis Television Broadcasting, L.P. operates all our television stations

[3]	Emmis Publishing, L.P. publishes Indianapolis Monthly, Atlanta Magazine, Cincinnati Magazine, Country Sampler, Texas Monthly and Los Angeles Magazine.

[4]	Emmis Indiana Broadcasting, L.P. operates all our Indiana radio stations (WIBC-AM, WLHK-FM, WNOU-FM, WYXB-FM, WTHI-FM and WWVR-FM), and Network Indiana.

[5]	Emmis Television License, LLC holds all our television FCC licenses

[6]	Emmis Radio License, LLC holds all our radio FCC licenses except for the WRKS-FM licenses which are held by Emmis Radio License Corporation of New York and the WQHT-FM licenses which are held by Emmis License Corporation of New York.